UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On January 17 , 2013, ITC Holdings Corp. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Cameron M. Bready, Executive Vice President and Chief Financial Officer and a named executive officer of the Company, as defined in the Company’s most recent proxy statement, effective as of December 21, 2012. The Employment Agreement supersedes the previous employment agreement entered into between the Company and Mr. Bready. The initial term will expire December 21, 2014 but will automatically be extended each year for a one-year term commencing on December 21, 2014, unless either party provides written notice of its intent to terminate the Employment Agreement at least 30 days prior to the automatic renewal date.

Mr. Bready will receive an annual base salary equal to his current salary of $504,000, reviewed annually by the Company’s Board of Directors (the “Board”) and subject to increase at the Board’s sole discretion. The Employment Agreement provides that Mr. Bready is eligible for an annual cash bonus payable upon achievement of performance targets established by the Board pursuant to the terms of the Company’s incentive compensation plan. Mr. Bready is also entitled to participate in equity plans, employee benefit and retirement plans, including but not limited to, welfare plans, retiree welfare benefit plans and defined benefit and defined contribution plans.

In addition, the Employment Agreement provides for payments by the Company of certain benefits upon termination of employment.  The rights available at termination depend on the situation and circumstances surrounding the terminating event.  The terms “Cause” and “Good Reason” are used in the Employment Agreement.  The terms are defined as follows:

•                  Cause means: Mr. Bready’s continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to Mr. Bready of such failure; dishonesty in the performance of Mr. Bready’s duties; a conviction of, or plea of nolo contender to a crime constituting a felony or misdemeanor involving moral turpitude; willful malfeasance or willful misconduct in connection with Mr. Bready’s duties; or any act or omission which is injurious to the financial condition or business reputation of the Company.

•                  Good reason means: a greater than 10% reduction in the total value of  Mr. Bready’s base salary, target bonus, and employee benefits; or if Mr. Bready’s responsibilities and authority are substantially diminished.

If Mr. Bready’s employment is terminated with cause by the Company or by Mr. Bready without good reason (as such terms are defined in the Employment Agreement), Mr. Bready will generally only receive his accrued but unpaid compensation and benefits as of his date of employment termination. If Mr. Bready’s employment terminates due to death or disability (as defined in the Employment Agreement), he (or his spouse or estate) would also receive a pro rata portion of his current year annual target bonus.

If Mr. Bready’s employment is terminated without cause by the Company or by Mr. Bready for good reason (as such terms are defined in the Employment Agreement), he will receive the following, subject to his execution of a release agreement and commencing generally on the earliest date that is permitted under Section 409A of the Internal Revenue Code relating to taxation of deferred compensation:

•                  any accrued but unpaid compensation and benefits;

•                  continued payment of his then-current base salary for two years;

•                  if the termination is within six months before or two years after a “Change of Control” (as defined in the Employment Agreement), Mr. Bready will receive payment of an amount equal to two times the average of the annual bonuses that were payable to him for the three fiscal years immediately preceding the fiscal year in which his employment terminates, payable in equal installments over the period in which continued base salary payments are made;

•                  a pro rata portion of the annual bonus for the year of termination, based upon the Company’s actual achievement of the performance targets for such year as determined under the annual bonus plan and paid at the time that such bonus would normally be paid;

•                  eligibility to continue coverage under the Company’s active medical, dental and vision plans, subject to applicable COBRA rules. If such coverage is elected, the Company will reimburse Mr. Bready for the shorter of 18 months or until he becomes eligible for coverage under another employer-sponsored group plan, in an amount equal to the Company’s periodic cost of such coverage for other executives, plus a tax gross-up amount; and

•                  outplacement services for up to two years.

In addition, while employed by the Company and for a period of two years after any termination of employment without cause by the Company (other than due to disability) or for good reason by Mr. Bready, and for a period of one year following any other termination of his employment, Mr. Bready will be subject to certain covenants not to compete with or assist other entities in competing with the Company’s business and not to encourage the Company’s employees to terminate their employment with the Company. At all times while employed and thereafter, Mr. Bready will also be subject to a covenant not to disclose confidential information.

In the event Mr. Bready becomes subject to excise taxes under Section 4999 of the Internal Revenue Code as a result of payments and benefits received under the Employment Agreement or any other plan, arrangement or agreement with the Company (the “Company Payments”), the Company will pay Mr. Bready only that portion of the Company Payments which are in total equal to one dollar less than the amount that would subject him to the excise tax.

The terms of the Employment Agreement are substantially similar to the terms of the previous employment agreement with Mr. Bready, however, modifications were made to particular provisions of the Employment Agreement, including the following: (a) a work relocation no longer qualifies as a good reason for resignation, and the two remaining good reason criteria are now stated in the alternative, (b) the Company’s obligations to pay a portion of the cost of welfare plan benefits upon a termination by the Company for cause or by Mr. Bready for good reason were limited to medical, dental and vision coverage, the available coverage period was reduced, and a tax gross-up was added, (c) the Employment Agreement now provides for additional severance payments in connection with a change of control, (d) the contingency requiring execution of a release by Mr. Bready was clarified to comply with Section 409A of the Internal Revenue Code, and (e) the Company’s payment obligations in the event Mr. Bready becomes subject to certain excise taxes were clarified.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement.  A copy of the Employment Agreement is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

10.113   Employment Agreement between ITC Holdings Corp. and Cameron M. Bready, effective as of December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel